Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES‑OXLEY ACT OF 2002

In connection with this Amendment No. 1 on Form 10-K/A of Acorda Therapeutics, Inc. (the “Company”) for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Lawrence, Chief, Business Operations and Principal Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Lawrence
Chief, Business Operations and Principal Accounting Officer
(Principal Financial Officer)
March 9, 2018

[A signed original of this written statement required by Section 906 of the Sarbanes‑Oxley Act of 2002 has been provided to Acorda Therapeutics, Inc. and will be retained by Acorda Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]